OFFICE LEASE
1. Basic Lease Provisions.

1.1.
Parties: This Lease is made and entered into as of the 10th day of September (the” Effective Date”) by and between FROST REAL ESTATE HOLDINGS, LLC, a Florida limited liability company (“Landlord”), and VECTOR GROUP LTD., a Delaware corporation (“Tenant”).

1.2.	Premises: Suite Number 1010, representing the entire 10th Floor, as shown on Exhibit "A" attached hereto (the "Premises").

1.3.
Rentable Square Footage of the Premises: 12,390 SF. (which includes an 18% common area factor) Landlord and Tenant stipulate and agree that the rentable square footage of the Premises is correct. Landlord represents that the square footage was calculated in accordance with BOMA standards. Landlord agrees that the rentable square footage of the

Premises will not be increased through remeasurement or otherwise, during the Term, or any extension thereof.

1.4.	Building Address: 4400 Biscayne Boulevard, Miami, Florida 33137.

1.5.	Permitted Use: General office use, subject to the requirements and limitations contained in Section 6.

1.6.	Term: Five (5) years. With two (2) optional five (5) year term extensions, as set forth in Section 34.

1.7.	Commencement Date: The earlier of March 1, 2013 or the date Tenant occupies the Premises. Tenant will be permitted to have access to the Premises in advance of the Commencement Date.
1.8.    Rent:  Tenant shall make rent payments under this Lease on a “gross” basis (the “Rent”), at the rate of $30/sq.ft., plus applicable sales tax, for a total annual rent, including sales tax, in year 1 of the Term, of $397,719.00. The Rent shall be increased annually by three and a quarter percent (3.25%). Tenant shall be entitled to a $220,000.00 tenant improvement credit, (the “Tenant Improvement Credit”), payable as a $3,666.67 credit to monthly rent for each month of the initial five (5) year term.

1.9.
Rent Paid Upon Execution: Payment in the amount of $30,975.00, less the Tenant Improvement Credit, for the first month of the Term, plus sales tax shall be due and payable prior to the Commencement Date. Optional services such as Hook-up to the 100 mbps fiber net and use of the 5th floor Gym shall be added as an amendment to the lease.

Lease Period in Months	Monthly Rent	Annual Rent
Months 1-12	$30,975.00	$371,700.00
Months 13-24	$31,981.69	$383,780.28
Months 25-36	$33,021.09	$396,253.08
Months 37-48	$34,094.28	$409,131.36
Months 49-60	$35,202.34	$422,428.08
1.10. Security Deposit:  None.

1.11.
Sales Taxes. Tenant shall pay to Landlord with the monthly payment of Rent all applicable sales taxes imposed directly upon such Rent. The calculated monthly Rent for year 1 of the Term, inclusive of sales tax, is $33,143.25.

1.12.
Number of Parking Spaces: The Rent includes, and Tenant is entitled to, at no additional cost to Tenant, 20 total spaces of which 18 are regular spaces and two are reserved spaces. Tenant shall pay Landlord $75.00 per month for each additional regular space over 18 and $250 per month for each additional reserved space on the ground floor over two.

1.13. Real Estate Brokers:      Landlord: None
Tenant: None

1.14.	Attachments to Lease: Exhibit A - "Premises"; and Exhibit B - "Rules and Regulations.

1.15.	Addresses for Notices:

Landlord:	Frost Real Estate Holdings, LLC
4400 Biscayne Boulevard
Miami, Florida 33137
Attention: Steven D. Rubin
Tenant:     Prior to the Commencement Date:

VECTOR GROUP LTD.
100 S.E. 2ND ST., 32ND FL.
MIAMI, FL 33131

After the Commencement Date:
VECTOR GROUP LTD.
4400 Biscayne Blvd.
Suites: 1010
Miami, Florida 33137

1.16.
Interpretation. The Basic Lease Provisions shall be interpreted in conjunction with all of the other terms and conditions of this Lease. Other terms and conditions of this Lease modify and expand on the Basic Lease Provisions. If there is a conflict between the Basic Lease Provisions and the other terms and conditions of this Lease, the other terms and conditions shall control.

2.  Premises.
2.1. Lease of Premises. Landlord hereby leases the Premises to Tenant, together with the right to use any portions of the Project, as hereinafter defined, that are designated by Landlord for the common use of tenants and others (the “Common Areas”). The “Project” consists of the building of which the Premises is a part (the "Building"), the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or hereunder, including all parking facilities. All common area maintenance (“CAM”) charges are included in the Rent and there will be no real estate taxes, insurance or CAM charges assessed to Tenant.
2.2. Acceptance. Tenant agrees to accept the Premises in its “as-is” condition existing as of the Commencement Date.
3.  Term.   This Lease shall be in full force and effect from the Effective Date. The Term and Commencement Date of this Lease are as specified in Sections 1.6 and 1.7.
4.  Rent.
4.1.  Rent.   Tenant shall pay Landlord the Rent for the Premises on the first day of each calendar month during the Term of this Lease in advance, without notice or demand, deduction, abatement or offset (unless expressly set forth in this Lease). Rent for any partial month during the Term shall be prorated. Rent and all other amounts payable to Landlord hereunder shall be payable to Landlord in lawful money of the United States and Tenant shall be responsible for delivering said amounts to Landlord at the address stated herein or to such other persons or to such other places as Landlord may designate in writing.

4.2    Cafeteria. Landlord and Tenant acknowledge and agree that Tenant and its employees shall have the right to use the existing cafeteria located within the Building for so long as such cafeteria remains open and available. Notwithstanding the foregoing, Tenant expressly acknowledges and agrees that the cafeteria may be shut down by Landlord at any time during the Term of this Lease and that the Landlord has no obligation to provide a cafeteria under the terms of this Lease.
5.  Security Deposit.  None.
6.  Use.
6.1.  Use.  The Premises shall be used and occupied only for general office use and other uses compatible with general office use, and for no other purpose. No exclusive use has been granted to Tenant hereunder.
6.2.  Compliance with Law.  Landlord warrants to Tenant that, to the best of Landlord's knowledge, the Premises, in the state existing on the Effective Date, do not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such date and may be used for office purposes.  Tenant shall, at Tenant's sole expense, promptly comply with all laws, statutes, codes, ordinances, orders, covenants, restrictions or record, rating bureaus or governmental agencies, rules and regulations of any municipal or governmental entity whether in effect now or later, including, the Americans With Disabilities Act and all federal, state and local laws and regulations governing occupational safety and health (“Law(s)”) regarding the operation of Tenant’s business and the use, condition, configuration and occupation of the Premises. Notwithstanding the foregoing, Tenant shall have no obligation to make any capital improvements to the Premises. Tenant shall conduct its business and use the Premises in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that constitutes waste or a nuisance or shall unreasonably disturb other occupants of the Project. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this Section or to otherwise comply with applicable Laws, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.
7.  Maintenance, Repairs and Alterations.
7.1.  Landlord's Obligations. In a timely manner,  Landlord shall keep and maintain in good repair and working order and perform maintenance upon the (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.
7.2.  Tenant's Obligations.
(a)  Subject to the requirements of Section 7.3, Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease and shall keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor coverings; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. If Tenant fails to keep the Premises in good condition and repair within thirty (30) days from notice by Landlord, Landlord may, but shall not be obligated to, make any necessary repairs. If Landlord makes such repairs, Landlord shall bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within ten (10) days.
(b)  On the last day of the Term hereof, or on any sooner termination, Tenant shall remove all Tenant’s Property, as hereinafter defined, Cable and all designated Required Removables, as hereinafter defined, from the Premises and quit and surrender the Premises to Landlord, broom clean, in the same condition as received, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's Property, Cable and Required Removables. Tenant shall leave the electrical distribution systems, plumbing systems, lighting fixtures, HVAC ducts and vents, window treatments, wall coverings, carpets and other floor coverings, doors and door hardware, millwork, ceilings and other tenant improvements at the Premises and in good condition, ordinary wear and tear excepted.
7.3.  Alterations and Additions.
(a)  Tenant shall not make any alterations, repairs, additions or improvements or (collectively referred to as "Alteration(s)") in, on or about the Premises or the Project without Landlord's prior written consent, which shall not be unreasonable withheld or delayed. Tenant’s proposed floor plan, attached as Exhibit C and any minor modifications thereto are hereby approved by Landlord. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or the Building; (c) will not affect the base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 7.3. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to base Building); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Material changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner.. Upon completion, Tenant shall furnish “as-built” plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law. If as a result of any Alteration made by Tenant, Landlord is obligated to comply with any Law and such compliance requires Landlord to make any improvement or Alteration to any portion of the Project, as a condition to Landlord's consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant, the entire cost of any improvement or Alteration Landlord is obligated to complete by such Law.
(b)   All improvements in and to the Premises, including any Alterations, but excluding Tenant’s personal property, shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, in compliance with the National Electric Code or other applicable Laws, shall, on or before the expiration of the Term, remove any Cable. In addition, and specifically excepting any improvements made by Landlord prior to the Commencement Date, Landlord, by written notice to Tenant at least thirty (30) days prior to the expiration of the Term, may require Tenant, at its expense, to remove any Alterations that in Landlord’s reasonable judgment are not standard office improvements and are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Tenant shall repair any damage caused by the installation or removal of the Cable and Required Removables.
(c)  Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Project, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to not less than one and one half times the amount of such contested lien or claim indemnifying Landlord against liability arising out of such lien or claim. Such bond shall be sufficient in form and amount to free the Project from the effect of such lien. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action.
7.4.  Failure of Tenant to Remove Property.  If Tenant fails to remove any of Tenant’s Property as required by Section 7.2 on or before the expiration or earlier termination of this Lease, Landlord may remove and store Tenant’s Property at the expense and risk of Tenant. Tenant shall pay Landlord, upon demand, the reasonable expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.
8.  Insurance.
8.1.  Insurance-Tenant.  Tenant shall maintain at all times during the Term of this Lease commercial general liability insurance with coverages acceptable to Landlord, which by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount of not less than Two Million Dollars ($2,000,000) per occurrence with an "Additional Insured-Managers and Landlords of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. If, in the opinion of the insurance broker retained by Landlord, the amount of public liability or property damage insurance coverage at any time during the Term is not adequate, Tenant shall increase the insurance coverage as required by Landlord’s insurance broker. In no event shall the limits of such policy be considered as limiting the liability of Tenant under this Lease.
Tenant may also obtain and keep in force during the Term of this Lease "all risk" extended coverage property insurance on Tenant's personal property, all tenant improvements installed at the Premises by Tenant and Tenant's trade fixtures and other property (collectively, “Tenant’s Personal Property”). Tenant expressly acknowledges and agrees that in the event its insurance policy fails to cover any of Tenant’s Personal Property or excludes coverage for flood, earthquake, windstorm or any other peril, that neither Tenant nor its insurance company shall have any right or claim against Landlord or its insurance company as a result of damage to Tenant's Personal Property resulting from such failure of coverage or excluded peril.
8.2. Insurance-Landlord.  Landlord shall maintain general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project. Landlord shall also maintain a policy or policies of insurance covering loss or damage to the Project in the amount of not less than eighty percent (80%) of the full replacement cost thereof, as determined by Landlord from time to time. The terms and conditions of said policies and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord's sole discretion. In addition, at Landlord's option, Landlord shall obtain and keep in force, during the Term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord's option, also cover all Operating Expenses. In addition, Landlord shall have the right to obtain such additional insurance as is customarily carried by owners or operators of other comparable office buildings in the geographical area of the Project. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. The policies purchased by Landlord shall contain such deductibles as Landlord may determine. In addition to amounts payable by Tenant in accordance with Section 4.1, Tenant shall pay any increase in the property insurance premiums for the Project over what was payable immediately prior to the increase to the extent the increase is specified by Landlord's insurance carrier as being caused by the specific nature of Tenant's occupancy (other than general office use).
8.3. Insurance Policies.  Tenant shall deliver to Landlord certificates of the insurance policies required under Section 8.1 prior to the earlier of the Commencement Date or the date Tenant is provided with possession of the Premises and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s insurance. Tenant's insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with certificates of renewals thereof. Tenant's insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a "General Policyholders’ Rating" of at least "A" and a financial rating of at least "Class X", as set forth in the most recent edition of "Best Insurance Reports." All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord, and at Landlord's option, the holder of any mortgage or deed of trust encumbering the Project and any person or entity managing the Project on behalf of Landlord, shall be named as an additional insured on all insurance policies Tenant is obligated to obtain by Section 8.1 above.
8.4.  Waiver of Subrogation.  Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes or action against the other for any loss or damage with respect to Tenant’s Property, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. For the purposes of this wavier, any deductible with respect to a party’s insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.
9.  Damage or Destruction.  Tenant shall give prompt notice to Landlord in case of any fire or other damage to the Premises. If the Premises or the Building are damaged by fire or other casualty not caused by the act or negligence of Tenant or its agents or employees, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effectuate a satisfactory settlement with Landlord's insurance company) repair such damage at its own expense, and, the Rent and additional rent shall be abated in proportion to the part of the Premises which is rendered untenantable until such repairs have been completed (in no event shall damage to any parking areas be deemed to render the Premises untenantable, provided that Tenant has sufficient parking for its use of the Premises). However, if available insurance proceeds are insufficient or if the Premises or the Building are damaged by fire or other casualty to such an extent that the damage, in an expert’s opinion, cannot be fully repaired within one hundred eighty (180) days from the date such damage occurs, Landlord or Tenant shall have the right, exercised by giving the other written notice within such one hundred eighty (180) day period, to terminate this Lease effective as of the date of such damage. Notwithstanding the foregoing, if the fire or other casualty shall be caused by the carelessness, negligence or improper conduct of Tenant or its agents or employees, Tenant shall remain liable for the full amount of the Rent and additional rent during the period of restoration or until termination of this Lease, and all required repairs shall be made at Tenant's expense.
10.  Personal Property Taxes.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant's use of the Premises. If any of Tenant's personal property shall be assessed with Landlord's real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property with evidence of the calculation of such taxes. Landlord agrees that Landlord shall be responsible at Landlord’s sole cost, to pay all real property taxes assessed against the Premises or the Building of which the Premises is a part.
11.  Building Services; Utilities.
11.1.  Services Provided by Landlord.  Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide HVAC to the Premises for normal office use during the times described in Section 11.2, reasonable amounts of electricity for normal office lighting and desk-type office machines, water in the Premises or in the Common Areas for reasonable and normal drinking and lavatory use, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures, building standard janitorial services (as more particularly described on Schedule 1 attached hereto), elevator service and access to the Building for the Tenant and its employees 24 hours per day/ 7 days per week subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose and such other services as Landlord reasonably determines are necessary or appropriate.
11.2.  Hours of Service.  Building services and utilities shall be provided Monday through Friday from 7 a.m. to 8 p.m. HVAC and janitorial service shall not be provided at other times or on nationally recognized holidays. Nationally recognized holidays shall include, but shall not necessarily be limited to, New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord shall use its best efforts to provide HVAC to Tenant at times other than those set forth above subject to (a) the payment by Tenant of Landlord's then standard charge for after hours HVAC and (b) Tenant providing to Landlord at least one (1) business day's advance written notice of Tenant's need for after hours HVAC.
11.3.  Excess Usage by Tenant.   Tenant’s use of Building utilities and services shall not exceed the standard usage for the Building. If Tenant does use Building utilities or services in excess of the standard usage for the Building, Landlord shall have the right, in addition to any other rights or remedies it may have under this Lease, to (a) at Tenant's expense, install separate metering devices at the Premises, and to charge Tenant for its usage and (b) require Tenant to pay to Landlord all reasonable costs, expenses and damages incurred by Landlord as a result of such usage.
11.4.  Interruptions.  Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of a Force Majeure Event and such failures shall never be deemed to constitute a constructive eviction of Tenant or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.

11.5     Failure to Provide Essential Services. Notwithstanding the provisions of Section 11.4, in the event the Building experiences an interruption of electrical, telephone, water or HVAC which prevents Tenant from utilizing the Premises to conduct its business (an “Interruption”) which Interruption is within the control of Landlord to cure (i.e. not as a result of the inability of Landlord to obtain the applicable utility service through no fault of Landlord) (a “Controllable Interruption.”) Landlord shall commence and diligently pursue the curative action within a commercially reasonable amount of time after written notice from Tenant of a Controllable Interruption. If Landlord fails to commence and diligently pursue the curative action within a commercially reasonable amount of time after written notice from Tenant, then Tenant shall have the right, after written notice to Landlord to expend commercially reasonable market sums to cure the Controllable Interruption and offset said amount against the next payments of Rent due hereunder. This self help provision is specifically limited to Controllable Interruptions of service which Landlord is responsible for correction. Notwithstanding the foregoing, Tenant shall be entitled to an abatement of Rent with respect to a Controllable Interruption commencing with the sixth (6th) consecutive business day of the Controllable Interruption until such time as the services are restored.
12.  Assignment and Subletting.
12.1.  Landlord's Consent Required.  Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (hereinafter collectively a "Transfer"), without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall respond to Tenant’s written request for consent hereunder within fifteen (15) days after Landlord’s receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a default of this Lease. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Tenant's written request for Landlord's consent shall include all of the following information: (a) financial statements for the proposed assignee or subtenant, (b) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (c) a copy of the fully executed sublease or assignment agreement, and (d) such other information as Landlord may reasonably request.
12.2.  Standard For Approval.  Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 12. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 12 is not complied with or: (i) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (ii) in Landlord's reasonable judgment, a proposed assignee or subtenant is not a creditworthy party; (iii) a proposed assignee's or subtenant's business will impose a burden on the Building's parking facilities, elevators, Common Areas or utilities that is greater than the burden imposed by Tenant, in Landlord's reasonable judgment; (iv) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (v) the use of the Premises by the proposed assignee or subtenant will be for a use not permitted by this Lease; (vi) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (vii) Tenant is in default as defined in Section 13.1 at the time of the request; (viii) if requested by Landlord, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of Landlord's lender; (ix) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (x) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Building; (xi) the proposed assignee or subtenant is a person or entity then negotiating with Landlord for the lease of space in the Building; or (xii) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to pay a rent less than the rental rate of the Tenant at the time of Tenant’s request to such Transfer, unless Tenant agrees to pay the difference.
12.3. Additional Terms and Conditions.   Regardless of Landlord's consent, no Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty. Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.  The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant and no assignment or sublease may be modified or amended without Landlord's prior written consent. However, Landlord may not consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent. In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord. Landlord shall not be liable under this Lease or under any sublease to any subtenant. Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.
12.4.  Transfer Premium from Assignment or Subletting.  Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent fifty percent (50%) of all amounts received by Tenant from the subtenant or assignee in excess of the amounts payable by Tenant to Landlord hereunder (hereinafter the “Transfer Premium”). The Transfer Premium shall be reduced by the reasonable brokerage commissions and legal fees actually paid by Tenant in order to assign the Lease or to sublet a portion of the Premises. "Transfer Premium" shall mean all Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Rent and additional rent payable by Tenant under this Lease. If less than all of the Premises is transferred, the Rent and the additional rent shall be determined on a per rentable square foot basis. For purposes of calculating the Transfer Premium, expenses will be amortized over the life of the sublease.
12.5.  Landlord's Option to Recapture Space.  Notwithstanding anything to the contrary contained in this Section 12, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant to assign this Lease or to sublease all of the space in the Premises, to terminate this Lease as of the date thirty (30) days after Landlord's election.
12.6. Transfers to Affiliates and Collateral Assignments to Lenders. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have the right, without Landlord’s consent, to assign this Lease or sublet all or any portion of the Premises to: (a) a parent, subsidiary or affiliated entity of Tenant, or (b) any entity to which all or a substantial portion of the assets of Tenant have been transferred, or (c) any entity in connection with a merger, sale of stock, consolidation or other corporate reorganization or transaction involving Tenant (collectively, a “Permitted Transfer”). Tenant shall also have the right to collaterally assign its interest as tenant in this Lease as security for loan(s) to be made to Tenant (a ‘Collateral Assignment”). Tenant shall provide Landlord with at least ten (10) business days prior written notice of a Permitted Transfer or a Collateral Assignment.
13.  Default; Remedies.
13.1.  Default by Tenant.  Landlord and Tenant hereby agree that the occurrence of any one or more of the following events, which are not remedied within the applicable notice or grace period, is a default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 13.2. Landlord or Landlord's authorized agent shall have the right to execute and deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.
(a)  Tenant's failure to make any payment of Rent, late charges or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant (provided however that in no event shall Landlord be obligated to provide written notice more than twice in any twelve month period).
(b)  The abandonment of the Premises by Tenant in which event Landlord shall not be obligated to give any notice of default to Tenant.
(c)  Tenant’s failure to comply with any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 13.1(a) and (b) above), where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's nonperformance is such that more than thirty (30) days is reasonably required for its cure, then Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. In the event that Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(c).
(d) (i) The making by Tenant or any guarantor of Tenant's obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within ninety (90) days; (iii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within ninety (90) days; or (iv) the insolvency of Tenant or Tenant becoming subject to state insolvency or federal bankruptcy which is not dismissed within ninety (90) days. In the event that any provision of this Section 13.1(d) is unenforceable under applicable law, such provision shall be of no force or effect.
13.2. Remedies.  Upon the occurrence of any event of default by Tenant under this Lease which is not remedied within the applicable notice and/or cure period, Landlord shall have the option to pursue any one or more of the following remedies, in addition to the remedies otherwise provided herein or otherwise available at law or in equity, without any notice or demand whatsoever:

(a)    Landlord may cancel and terminate this Lease and dispossess Tenant;

(b)    Landlord may without terminating or canceling this Lease declare all amounts and rents due under this Lease for the remainder of the Lease Term (or any applicable extension or renewal thereof) to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the Lease Term or any renewal term, if applicable, shall be accelerated (after discounting the same to their present value).

(c)    Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant’s account, holding Tenant liable in damages for all expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting and the amount due and payable under the terms of this Lease.

(d)    Landlord may enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease (and Tenant shall reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, and Landlord shall not be liable for any damages resulting to the Tenant from such action), whether caused by the negligence of Landlord or otherwise.

All of the foregoing rights, remedies, powers and elections of Landlord reserved herein are cumulative, and pursuit of any of the foregoing remedies shall not preclude other remedies available under this Lease or provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default, or delay by Landlord in enforcing one or more of such remedies upon an event of default, shall not be deemed or construed to constitute a waiver of such default. All monies expended by Landlord for which Tenant is liable under this Lease, and all amounts and charges due to Landlord under this Lease shall be deemed to constitute rents and all rents shall be paid by Tenant to Landlord without any setoff or counterclaim whatsoever and all past due rents shall bear interest at ten percent (10%) per annum.
13.3.  Default by Landlord. Except with respect to the specific notice and cure periods set forth in Section 11.5 of this Lease,  Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Tenant hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Landlord default. Tenant shall only have the right to terminate this Lease as a result of Landlord’s default, which default remains uncured after any applicable cure period, and where the default materially impacts Tenant’s use of the Premises. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord's performance shall be extended for the period of any such delay. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within one (1) year after the date of Tenant’s actual notice of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.
13.4.  Late Charges.  If any installment of Rent or any other sum due from Tenant shall not be received by Landlord within five (5) days of when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest under Section 13.5.
13.5.  Interest on Past-due Obligations.  Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of ten percent (10%) per annum, or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.
13.6. Payment of Rent and Security Deposit After Default.  If Tenant fails to pay Rent or any other monetary obligation due hereunder on the date it is due, after Tenant's third failure to pay any monetary obligation on the date it is due, at Landlord's option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashiers check, and Tenant shall, upon demand, provide Landlord with an additional Security Deposit equal to three (3) months’ Rent. If Landlord has required Tenant to make said payments by cashiers check or to provide an additional Security Deposit, Tenant's failure to make a payment by cashiers check or to provide an additional Security Deposit, shall be a default hereunder.
14.  Landlord's Right to Cure Default; Payments by Tenant.  If Tenant shall fail to timely perform any of its obligations under this Lease, Landlord shall have the right to make any such payment or perform any such act on Tenant's behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall reimburse Landlord for the reasonable cost of such performance upon demand.
15.  Condemnation.  If the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs, except with respect to a temporary taking lasting less than ninety (90) days in which case Tenant’s rent will be proportionately abated but the Lease shall continue in full force and effect. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's removable personal property and for moving expenses.
16.  Broker's Fee.  Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in Section 1.13, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.
17.  Subordination; Estoppel Certificates.
17.1. Subordination.  This Lease and any options granted to Tenant hereunder, upon Landlord’s written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default (beyond the applicable notice and/or grace period) and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title except for continuing defaults, (b) be liable for the breach of this Lease by any prior landlord, except for continuing defaults (c) be subject to any offsets or defenses which Tenant may have against the prior landlord (other than any current rent paid to the Landlord) or (d) be liable to Tenant for the return of its Security Deposit if not received from the Landlord. Tenant agrees to execute and acknowledge any documents Landlord reasonably requests that Tenant execute to effectuate an attornment, a subordination, or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder.
17.2. Estoppel Certificates. Tenant shall from time to time, upon not less than ten (10) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (b) the date to which the Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant's knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project. The failure of Tenant to deliver such statement within such time shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance, (c) not more than one month's Rent has been paid in advance, (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) Tenant has taken possession of the Premises.
18.  Landlord's Liability.   Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Upon transfer, Landlord shall automatically be released from all further liability under this Lease which first accrues after the assignment; and Tenant hereby agrees to look solely to Landlord's transferee for the performance of Landlord's obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant's Security Deposit to Tenant or transfer Tenant's Security Deposit to Landlord's transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its Security Deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord's equity interest in the Project and the income therefrom, for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord's failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord's obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord and Tenant shall not seek recourse against the individual partners of Landlord or their assets. In no event shall Landlord be liable to Tenant for consequential or punitive damages.
19.  Indemnity.  Except to the extent caused by the gross negligence or willful misconduct of an Indemnified Party (as hereinafter defined), Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the "Indemnified Parties") from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, cost of consultants and experts, attorneys fees, court costs and other legal expenses, effects of environmental contamination, cost of environmental testing, removal, remediation and/or abatement of Hazardous Materials (as said term are defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as "Damages") arising out of or related to an Indemnified Matter (as defined below). For purposes of this Section, an "Indemnified Matter" shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (a) Tenant's or its employees', agents', contractors' or invitees' (all of said persons or entities are hereinafter collectively referred to as "Tenant Parties") use or occupancy of the Premises or the Project, (b) any act, omission or neglect of a Tenant Party, (c) Tenant's failure to perform any of its obligations under the Lease, (d) the existence, use or disposal of any Hazardous Material brought on to the project by a Tenant Party or (e) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. This indemnity is intended to apply to the fullest extent permitted by applicable law. Tenant's obligations under this Section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination.
Landlord hereby agrees to indemnify, defend and hold harmless Tenant and its employees, agents, and contractors (said persons and entities are hereinafter collectively referred to as the “Tenant Indemnified Parties”) from and against any and all Damages that result from the breach of this Lease or the gross negligence or willful misconduct of Landlord its employees, partners, agents and contractors and its authorized representatives (a “Tenant Indemnified Matter”). Landlord’s obligations hereunder shall include, but shall not be limited to (a) compensating the Tenant Indemnified Parties for Damages arising out of Tenant Indemnified Matters within ten (10) days after written demand from a Tenant Indemnified

Party plus a reasonable period of time for Landlord’s investigation of the claim and (b) providing a defense, with counsel reasonably satisfactory to the Tenant Indemnified Party, at Landlord’s sole expense, within ten (10) days after written demand from the Tenant Indemnified Party, of any claims, action or proceeding arising out of or relating to an Tenant Indemnified Matter. This indemnity is intended to apply to the fullest extent permitted by applicable law. Landlord’s obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Tenant after said expiration or termination. Tenant hereby waives its right to recover consequential, special, indirect, exemplary or punitive damages (including but not limited to, lost profits) arising out of a Tenant Indemnified Matter.
20.  Exemption of Landlord from Liability.  Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to Tenant’s Property, Tenant's employees, agents, contractors or invitees, or any other person in or about the Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, Hazardous Materials, fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, unless the cause of the damage or injury arises out of Landlord's or its employees', agents' or contractors' grossly negligent or intentional acts or Landlord’s breach of the Lease. Landlord shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Project, nor from the failure of Landlord to enforce the provisions of the lease of any other tenant of the Project. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant's Property or business or injury to persons in, upon or about the Project arising from any cause, excluding Landlord's gross negligence or the gross negligence of its employees, agents or contractors, and Tenant hereby waives all claims in respect thereof against Landlord, its employees, agents and contractors.
21.  Hazardous Material.
21.1. Indemnity; Duty to Inform Landlord. Tenant shall not cause or permit any Hazardous Material (as defined hereinafter) to be brought, kept or used in or about the Premises or the Project by Tenant, its agents, employees, contractors, or invitees. Tenant hereby agrees to indemnify Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term of this Lease as result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions and any cleanup, remedial removal, or restoration work required due to the presence of Hazardous Material. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on or under or about the Premises or the Project, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord (without demand by Landlord) a copy of any statement, report, notice, registration, application, permit, license, given to or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of or exposure to, any Hazardous Substance or contamination in, on or about the Premises or the Project. The provisions of this Section 21 shall survive the termination of the Lease.
21.2.  Definition and Consent.  The term "Hazardous Substance" as used in this Lease shall mean any hazardous substance, hazardous waste, infectious waste, or toxic substance, product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or affect, either by itself or in combination with other materials expected to be on the Premises, is either: (a) potentially injurious to the public health, safety or welfare, the environment or the Premises, (b) regulated or monitored by any governmental entity, (c) a basis for liability of Landlord to any governmental entity or third party under any federal, state or local statute or common law theory or (d) defined as a hazardous material or substance by any federal, state or local law or regulation. Except for small quantities of ordinary office supplies such as copier toner, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Substance to be brought, kept, or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees.
21.3.  Inspection; Compliance.  Landlord and Landlord's employees, agent, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Section 21. Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a contamination, caused or materially contributed to by Tenant, is found to exist or be imminent, or unless the inspection is requested or ordered by governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord for the cost and expenses of such inspection.
22.  Force Majeure.   Landlord will not be deemed in default or have liability to Tenant, nor will Tenant have any right to terminate this Lease or abate rent or assert a claim of partial or constructive eviction, because of Landlord’s failure to perform any of its obligations under this Lease if the failure is due in part or in full to reasons beyond Landlord’s reasonable control. Such reasons will include but not be limited to: fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, terrorism, bio-terrorism, riot, insurrection, embargoes, shortages of equipment, labor or materials, utility failure or defect, delays in issuance of any necessary governmental permit or approval (including building permits and certificates of occupancy), any governmental preemption in connection with a national emergency or any other cause, whether similar or dissimilar, which is beyond a party’s reasonable control (each, hereinafter, a “Force Majeure Event”). If this Lease specifies a time period for performance of an obligation by Landlord, that time period will be extended by the period of any delay in Landlord’s performance caused by the Force Majeure Event.
Tenant will not be deemed in default or have liability to Landlord because of Tenant’s failure to perform any of its obligations under this Lease (other than an obligation to pay money) if the failure is due in part or in full to a Force Majeure Event. If this Lease specifies a time period for performance of an obligation by Tenant, that time period will be extended by the period of any delay in Tenant’s performance caused by the Force Majeure Event.

23.  Landlord’s Rights.
23.1. Landlord Reservations.  Landlord shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice; (b) to provide and install Building standard graphics on or near the door of the Premises and such portions of the Common Areas as Landlord shall determine, in Landlord's sole discretion; (c) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and (d) to place signs, notices or displays upon the roof, interior, exterior or Common Areas of the Project. Tenant shall not permit anyone, except in an emergency, to go upon the roof of the Building. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project, provided that Landlord's use does not unreasonably interfere with Tenant's use of the Premises. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord's request and Tenant's failure to do so shall constitute a default by Tenant. The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.
23.2.  Changes to Project.  Landlord shall have the right, in Landlord's sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as "Changes") including, but not limited to, the Project interior and exterior, the Common Areas, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Changes and Landlord's actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent, provided the same does not interfere with Tenant’s use of the Premises. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord's actions in connection with such Changes, provided the same does not interfere with Tenant’s use of the Premises.
23.3. Landlord's Access.  Landlord and Landlord's agents, contractors and employees shall have the right to enter the Premises at reasonable times for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders, or tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project. In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant's Property resulting from such access, unless such damage was caused by Landlord’s negligence. Landlord shall have the right to retain keys to the locks on the entry doors to the Premises and all interior doors at the Premises. At Landlord’s option, Landlord may require Tenant to obtain all keys to door locks at the Premises from Landlord’s engineering staff or Landlord’s locksmith and to only use Landlord’s engineering staff or Landlord’s locksmith to change locks at the Premises. Tenant shall pay Landlord’s or its locksmith’s standard charge for all keys and other services obtained from Landlord’s engineering staff or locksmith.
24.  Parking. During the Term and subject to the rules and regulations attached hereto as Exhibit "B" as modified by Landlord from time to time (the "Rules"), Tenant shall be entitled to the parking spaces set forth in Section 1.12. For purposes of this Lease, a "parking space" refers to the space in which one (1) motor vehicle is intended to park. If Tenant commits or allows in the parking facility any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord. Tenant's parking rights are the personal rights of Tenant and Tenant shall not transfer, assign, or otherwise convey its parking rights separate and apart from this Lease. Landlord agrees that during the term of this Lease, Landlord will make available guest parking spaces in the Building’s garage.
25. Intentionally Omitted.
26.  Holding Over.  If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof without Landlord's consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the monthly Rent payable shall be one hundred twenty five percent (125%) of the monthly Rent that was payable in the month immediately preceding the termination date of this Lease. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term hereof without Landlord's consent, Tenant shall, at Landlord's option, be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of the Term of the Lease. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys' fees) Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the termination of this Lease.
27.  Perimeter Access Control.  Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from implementing security measures for the Project or any part thereof, in which event Tenant shall participate in such security measures and Tenant’s share of the cost thereof may be charged to Tenant, and Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord’s negligent provision of security measures. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project.
28.  Signs.  Tenant shall not place any sign upon the Premises (including on the inside or the outside of the doors or windows of the Premises) or the Project without Landlord's prior written consent, which will not be unreasonably withheld, conditioned or delayed. Landlord shall have the right to place any sign it deems appropriate on any portion of the Project except the interior or outside of the elevator banks of the Premises. Any sign Landlord permits Tenant to place upon the Premises shall be maintained by Tenant, at Tenant's sole expense. Tenant shall have the right, at no cost, to include its name in the Building's directory. Landlord acknowledges and agrees that Tenant shall have the right to place a sign identifying the Premises and a sign identifying that certain of Tenant’s principals are the holders of a Florida real estate broker’s licenses outside of the Tenant’s principal entrance to the Premises with Landlord's prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. Landlord further acknowledges that Landlord shall either (i) provide a building directory identifying the Tenant’s suite in the lobby of the Building or (ii) advise the Landlord’s receptionist seated in the lobby of the Building to direct Tenant’s customers and guests to Tenant’s suite within the Building.
29.  Notices.  All notices required or permitted by this Lease shall be in writing and shall be delivered by U.S. Postal Service Express Mail, Federal Express or other overnight courier and shall be deemed sufficiently given if served in a manner specified in this Section. The addresses set forth in Section 1.15 of this Lease shall be the address of each party for notice purposes. Landlord or Tenant may by written notice to the other specify a different address or addresses for notices purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party's address for notice purposes. If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day. Nothing contained herein shall be construed to limit Landlord's right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this Section have been met. Tenant hereby elects domicile at the Premises for the purpose of service of all notices, writs of summons or other legal documents or process in any suit, action or proceeding which Landlord or any mortgagee may undertake under this Lease. Notice from Landlord may be given to Tenant by Landlord or Landlord’s agent or attorney.
30.  Miscellaneous.
30.1.  Severability.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.
30.2.  Time of Essence.  Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.
30.3.  Incorporation of Prior Agreements.  This Lease and the attachments listed in Section 1.14 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.
30.4.  Waivers.  No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease. This Lease shall be construed as though the covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.
30.5.  Amendments.   This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.
30.6.  Binding Effect; Choice of Law; Conflict.  Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located. Except as otherwise provided herein to the contrary, any conflict between the printed provisions, exhibits, addenda or riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.
30.7.  Attorneys' Fees.  If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and court costs reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. Landlord and Tenant agree that attorneys’ fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of Section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.
30.8.  Auctions.  Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas. The holding of any auction on the Premises or Common Areas in violation of this Section 30.8 shall constitute a material default hereunder.
30.9.  Merger; Relationship of Parties.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
30.10.  Quiet Possession.  Subject to the other terms and conditions of this Lease, and the rights of any lender, and provided Tenant is not in default hereunder (beyond the applicable notice and/or grace period), Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.
30.11.  Authority; Multiple Parties.  If Tenant is a corporation, trust, general or limited partnership, or other entity, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with Section 29 on one Tenant shall be deemed service of notice on all Tenants.
30.12.  Interpretation.  This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender. The deletion of any printed, typed or other portion of this Lease shall not evidence the parties’ intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.
30.13.  Prohibition Against Recording.  Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording a commercially reasonable form of memorandum prepared by Landlord.
30.14.  Rules and Regulations.  Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform to the extent not inconsistent with the terms of this Lease. Landlord shall have the right, from time to time, to modify, amend and enforce the Rules. Landlord shall not be responsible to Tenant for the failure of other persons including, but not limited to, other tenants, their agents, employees and invitees to comply with the Rules.
30.15.  Intentionally Omitted.
30.16.  Attachments.  The items listed in Section 1.14 are a part of this Lease and are incorporated herein by this reference.
30.17.  Confidentiality.  Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord's relationship with other tenants of the Project. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord's sole discretion, unless disclosure is required by law. Landlord acknowledges that Tenant is required to disclose this Lease in its public filings. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.
Landlord agrees that it will not publicize the terms of this Lease without Tenant’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned.
30.18    Intentionally omitted.

31. OFAC Certification.

31.1. Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

31.2. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

32. RADON DISCLOSURE. Tenant is hereby advised that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. The foregoing disclosure is provided to comply with state law and is for informational purposes only. Landlord has not conducted radon testing with respect to the Building and specifically disclaims any and all representations and warranties as to the absence of radon gas or radon producing conditions in connection with the Building and the Premises.
33.  WAIVER OF JURY TRIAL.  Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the

Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.
Landlord and Tenant acknowledge that they have carefully read and reviewed this Lease and each term and provision contained herein and, by execution of this Lease, show their informed and voluntary consent thereto. The parties hereby agree that, at the time this Lease is executed, the terms of this Lease are commercially reasonable and effectuate the intent and purpose of Landlord and Tenant with respect to the Premises. Tenant acknowledges that it has been given the opportunity to have this Lease reviewed by its legal counsel prior to its execution. Preparation of this Lease by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer by Landlord to lease the Premises to Tenant or the grant of an option to Tenant to lease the Premises. This Lease shall become binding upon Landlord and Tenant only when fully executed by both parties and when Landlord has delivered a fully executed original of this Lease to Tenant.

34. OPTIONS TO RENEW.
A.    Provided no default exists (beyond the applicable notice and/or grace period), Tenant may renew this Lease for one (1) additional period of five (5) years (the “First Extension Term”) on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord at least one hundred and eighty (180) days prior to the expiration date of this Lease. Upon Tenant’s timely notice of the exercise of the option to renew, the Lease shall be extended on the same terms provided in this Lease, except as follows:

(a)
The Rent payable during such First Extension Term shall be at Tenant’s then current Rent, plus an increase of three and a quarter percent (3.25%) and, thereafter, an increase of three and a quarter percent (3.25%) for each year of the First Extension Term; and

(b)
Landlord shall lease to Tenant the Premises in their then current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, tenant improvements allowance and the like) or other tenant inducements.

Tenant's right to extend the term of this Lease shall terminate if (i) this Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant, at any time during the Lease Term, assigns all of its interest in this Lease or sublets all of the Premises other than as permitted under the terms of Section 12.6 hereof, or (iii) Tenant fails to timely exercise its option under this Section 34A, time being of the essence with respect to Tenant's exercise thereof.

     B.    Provided no default exists (beyond the applicable notice and/or grace period), Tenant may renew this Lease for a second additional period of five (5) years (the “Second Extension Term”) on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord at least one hundred and eighty (180) days prior to the expiration date of the First Extension Term. Upon Tenant’s timely notice of the exercise of the option to renew, the Lease shall be extended on the same terms provided in this Lease, except as follows:

(a)
The Rent payable during such Second Extension Term shall be at Tenant’s then current Rent, plus an increase of three and a quarter percent (3.25%) and, thereafter, an increase of three and a quarter percent (3.25%) for each year of the Second Extension Term;

(b)	Tenant shall have no further renewal options unless hereafter expressly granted by Landlord in writing; and

(c)
Landlord shall lease to Tenant the Premises in their then current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, tenant improvements allowance and the like) or other tenant inducements.

Tenant's right to extend the term of this Lease shall terminate if (i) this Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant, at any time during the Lease Term, assigns all of its interest in this Lease or sublets all of the Premises other than as permitted under the terms of Section 12.6 hereof, or (iii) Tenant fails to timely exercise its option under this Section 34B. , time being of the essence with respect to Tenant's exercise thereof.

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WITNESSES: /s/ Print Name: /s/ Print Name:	LANDLORD: FROST REAL ESTATE HOLDINGS, LLC a Florida limited liability company By: /s/ Steven D. Rubin Name: Steven D. Rubin Title: Vice President
/s/ Print Name: /s/ Print Name:	TENANT: VECTOR GROUP LTD. a Delaware corporation By: /s/ Marc N. Bell Name: Marc N. Bell Title: Vice President and General Counsel